                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-116656) and Form S-8 (Nos. 333-32703, 333-32705,
333-49532, 333-49530, 333-49540, 333-49570 and 333-62269) of TransAct
Technologies Incorporated of our report dated March 15, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, CT
March 15, 2006


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